AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1999.

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                 ADAM.COM, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                        58-1878070
(State or other jurisdiction                 (I.R.S. Employer Identification
 of incorporation or organization)            Number)

                        1600 RIVEREDGE PARKWAY, SUITE 800
                             ATLANTA, GEORGIA 30328
                            TELEPHONE: (770) 980-0888

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

       A.D.A.M. SOFTWARE, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                              (Full title of plan)

                              ROBERT S. CRAMER, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 ADAM.COM, INC.
                        1600 RIVEREDGE PARKWAY, SUITE 800
                             ATLANTA, GEORGIA 30328
                            TELEPHONE: (770) 980-0888
                            FACSIMILE: (770) 989-4970
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 STACEY K. GEER
                                 KING & SPALDING
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                            TELEPHONE: (404) 572-4600
                            FACSIMILE: (404) 572-5100


                         CALCULATION OF REGISTRATION FEE


    --------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
         TITLE OF SHARES TO BE                                AGGREGATE PRICE PER       AGGREGATE OFFERING          AMOUNT OF
              Registered            AMOUNT TO BE REGISTERED         UNIT (1)                PRICE (1)            REGISTRATION FEE
    --------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.01 par value      1,600,000 shares               $14.94                $23,904,000.00            $6,310.66
    --------------------------------------------------------------------------------------------------------------------------------


    (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of common stock of adam.com, Inc. as reported on the Nasdaq National Market's National Market on December 7, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registration Statement on Form S-8 (Registration No. 333-07785) filed by adam.com, Inc. (formerly called A.D.A.M. Software, Inc.) with the Securities and Exchange Commission (the "Commission") on July 8, 1996 to register common stock to be issued pursuant to the A.D.A.M. Software, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan") are hereby incorporated by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Plan by 1,600,000 shares from 1,400,000 shares to 3,000,000 shares.

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed on June 29, 1999;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

                  (d) The Registrant's Current Report on Form 8-K dated November 30, 1999; and

                  (e) The description of the Registrant's common stock included in the Registration Statement on Form 8-A, dated October 11, 1995.

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.



Item 8.      EXHIBITS.

Exhibit      Description
-------      -----------

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of King & Spalding (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 9th day of December, 1999.

                                            ADAM.COM, INC.

                                            By: /s/ Robert S. Cramer, Jr.
                                               -------------------------------
                                               Robert S. Cramer, Jr.
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert S. Cramer, Jr. and Michael S. Fisher and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on December 9, 1999.

                  NAME                                 TITLE

/s/ Robert S. Cramer, Jr.               Chairman of the Board and Chief
---------------------------             Executive Officer (Principal Executive
  Robert S. Cramer, Jr.                 Officer)


/s/ Michael S. Fisher                   Vice President of Finance and
---------------------------             Administration (Principal Financial
     Michael S. Fisher                  and Accounting Officer)


                                        Director
---------------------------
       Linda Davis


/s/ Sally D. Elliott                    Director
---------------------------
     Sally D. Elliott


/s/ Daniel S. Howe                      Director
---------------------------
      Daniel S. Howe

                                        Director
---------------------------
     Hamilton Jordan


/s/ John W. McClaugherty                Director
---------------------------
    John W. McClaugherty


/s/ Gregory M. Swayne                   Director
---------------------------
     Gregory M. Swayne


                                        Director
---------------------------
 Francis J. Tedesco, M.D.